Exhibit 3.1

*201109700017*

DATE:	DOCUMENT ID	DESCRIPTION	FILING	EXPED	PENALTY	CERT	COPY
04/07/2011	201109700017	DOMESTIC ARTICLES/FOR PROFIT (ARF)	22,600.00	300.00	.00	.00	.00

Receipt

This is not a bill. Please do not remit payment.

SCHOTTENSTEIN, ZOX, DUNN

250 WEST STREET, SUITE 700

COLUMBUS, OH 43215

STATE OF OHIO
CERTIFICATE
Ohio Secretary of State, Jon Husted

2010806

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

COMMUNITY CHOICE FINANCIAL INC.

and, that said business records show the filing and recording of:

Document(s)	Document No(s):
DOMESTIC ARTICLES/FOR PROFIT	201109700017

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 6th day of April, A.D. 2011.
United States of America	Jon Husted
State of Ohio
Office of the Secretary of State	Ohio Secretary of State

Prescribed by:	Expedite this Form: (Select One)
Mail Form to one of the Following:
Ohio Secretary of State	☒ Yes	PO Box 1390
Central Ohio: (614) 466-3910		Columbus, OH 43216
Toll Free: 1-877-SOS-FILE (1-877-767-3453)	‘“Requires an additional fee of $100”’
	☐ No	PO Box 670
Columbus, OH 43216

www.sos.state.oh.us

e-mail:  busserv@sos.state.oh.us

INITIAL ARTICLES OF INCORPORATION

(For Domestic Profit or Nonprofit)

Filing Fee $125.00

THE UNDERSIGNED HEREBY STATES THE FOLLOWING:

(CHECK ONLY ONE (1) BOX)

(1)	☒	Articles of Incorporation	(2)	☐	Articles of Incorporation	(3)	☐	Articles of Incorporation Professional
		Profit			Nonprofit			(170-ARP)

		(113-ARF)			(114-ARN)			Profession
		ORC 1701			ORC 1702			ORC 1785

Complete the general Information in this section for the box checked above.

FIRST:	Name of Corporation	Community Choice Financial Inc.

SECOND:	Location	Dublin	Union
		(City)	(County)

Effective Date (Optional)			Date specified can be no more than 80 days after date of filing. If a
		(mm/dd/yyyy)	date is specified, the date must be a date on or after the date of filing.

☒			Check here if additional provisions are attached

Complete the information in this section if box (2) or (3) is checked. Completing this section is optional if box (1) is checked.

THIRD:	Purpose for which corporation is formed

See attached.

Complete the information in this section if box (1) or (3) is checked.

FOURTH: The number of shares which the corporation is authorized to have outstanding (Please state if shares are common or
preferred and their par value if any)	See attached
	(No. of Shares)	(Type)	(Par Value)

(Refer to instructions if needed)

Completing the information in this section is optional

FIFTH: The following are the names and addresses of the individuals who are to serve as initial Directors.

(Name)

(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

(City)	(State)	(Zip Code)

(Name)

(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

(City)	(State)	(Zip Code)

(Name)

(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

(City)	(State)	(Zip Code)

REQUIRED
Must be authenticated
(signed) by an authorized
representative	/s/ Bridgette C. Roman	4/6/11
(See Instructions)	Authorized Representative	Date
Bridgette C. Roman
(print name)

	Authorized Representative	Date

(print name)

	Authorized Representative	Date

(print name)

2

Complete the Information in this section if box (1) (2) or (3) is checked.

ORIGINAL APPOINTMENT OF STATUTORY AGENT

The undersigned, being at least a majority of the incorporators of Community Choice Financial Inc. hereby appoint the following to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is

Mercury Agent Company
(Name)
250 West Street, Suite 700
(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

Columbus	,Ohio	43215
(City)		(Zip Code)

Must be authenticated by an	/s/ Bridgette C. Roman		4-6-11
authorized representative	Authorized Representative		Date

	Authorized Representative		Date

	Authorized Representative		Date

ACCEPTANCE OF APPOINTMENT

The Undersigned, Mercury Agent Company, named herein as the Statutory agent for, Community Choice Financial Inc., hereby acknowledges and accepts the appointment of statutory agent for said entity.

Signature:	/s/ Heidi Bowman
(Statutory Agent)
Heidi Bowman, Secretary to Mercury Agent Company.

3

COMMUNITY CHOICE FINANCIAL INC.

ATTACHMENT TO ARTICLES OF INCORPORATION

THIRD:  The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Chapter 1701 of the Ohio Revised Code.

FOURTH:

Section 1.                                  The aggregate number of shares which the Corporation is authorized to issue shall be Eight Million (8,000,000), consisting of Five Million (5,000,000) common shares, par value $0.01 per share (“Common Shares”), and Three Million (3,000,000) preferred shares, par value $0.01 per share (“Preferred Shares”).

Section 2.                                  The express terms and provisions of the Common Shares are as follows:

(a)                                  The rights of the Common Shares shall be subject in all respects to the rights and preferences of the Preferred Shares, in the manner and to the extent provided in this Article Fourth.

(b)                                 The Common Shares shall rank junior to the Preferred Shares with respect to the payment of dividends. Subject to the restrictions or limitations contained in the express terms and provisions of all shares ranking senior to the Common Shares with respect to the payment of dividends, dividends may be declared and paid upon the Common Shares out of the assets of the Corporation available for dividends remaining after there shall have been paid or declared and set apart for payment full dividends on all shares ranking senior to the Common Shares with respect to the payment of dividends, but only when and as determined by the Board of Directors of the Corporation.

(c)                                  The Common Shares shall rank junior to the Preferred Shares with respect to payment upon the dissolution, liquidation or sale of all or substantially all of the assets of the Corporation. Upon the dissolution, liquidation or sale of all or substantially all of the assets of the Corporation, after there shall have been paid to or set apart for holders of all shares ranking senior to the Common Shares the full preferential amounts to which they are respectively entitled, the holders of the Common Shares shall be entitled to receive pro rata all of the remaining assets of the Corporation available for distribution to the Corporation’s shareholders.

(d)                                 The holders of Common Shares shall be entitled to one vote for each Common Share held by them respectively.

Section 3.                                  The Board of Directors of the Corporation shall have the authority by resolution to issue Preferred Shares from time to time on such terms as the Board of Directors may determine, by adoption of amendments to these Articles of Incorporation, and to divide the Preferred Shares into one or more series and, in connection with the creation of any such series, to determine and fix by the resolution or resolutions providing for the Preferred Shares of such series:

(a)                                  the distinctive designation of such series, the number of Preferred Shares which shall constitute such series, which number may be increased or decreased (but not below the number of Preferred Shares then outstanding) from time to time by action of the Board of Directors, and the stated value thereof, if different from the par value thereof;

(b)                                 the dividend rate, the times of payment of dividends on the Preferred Shares of such series, whether dividends shall be cumulative or noncumulative, and, if cumulative, from what date or dates, and the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or of any other series of Preferred Shares;

(c)                                  the price or prices at which, and the terms and conditions on which, the Preferred Shares of such series may be redeemed;

(d)                                 whether or not the Preferred Shares of such series shall be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such Preferred Shares or for dividends or distributions on such Preferred Shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

(e)                                  whether or not the Preferred Shares of such series shall be convertible into, or exchangeable for, any other shares of the Corporation or any other securities and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(f)                                    the rights of Preferred Shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation;

(g)                                 whether or not the Preferred Shares of such series shall have priority over or parity with or be junior to the shares of any other class or series in any respect, or shall be entitled to the benefit of limitations restricting (i) the creation of indebtedness of the Corporation, (ii) the issuance of shares of any other class or series having priority over or being on a parity with the Preferred Shares of such series in any respect, or (iii) the payment of dividends on, the making of other distributions in respect of, or the purchase or redemption of shares of any other class or series on a parity with or ranking junior to the Preferred Shares of such series as to dividends or distributions, and the terms of any such restrictions, or any other restriction with respect to shares of any other class or series on a parity with or ranking junior to the Preferred Shares of such series in any respect;

(h)                                 whether the Preferred Shares of such series shall have voting rights in addition to any voting rights provided by law and, if so, the terms of such voting rights, which may be full or limited; and

(i)                                     any other powers, designations, preferences and relative, participating, optional or other special rights of the Preferred Shares of such series, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by law.

The powers, designations, preferences and relative, participating, optional and other special rights of each series of Preferred Shares, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series of Preferred Shares at any time outstanding.  All Preferred Shares of any one series shall be identical in all respects with all other Preferred Shares of such series, except that Preferred Shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

FIFTH:  The Board of Directors of the Corporation shall have the power to cause the Corporation from time to time and at any time to purchase, hold, sell, transfer or otherwise deal with (A) shares of any class or series issued by the Corporation, (B) any security or other obligation of the Corporation which may confer upon the holder thereof the right to convert the same into shares of any class or series authorized by these Articles of Incorporation, and (C) any security or other obligation which may confer upon the holder thereof the right to purchase shares of any class or series authorized by these Articles of Incorporation.  The Corporation shall have the right to repurchase shares of any class or series issued by the Corporation, if and when any shareholder desires to sell such shares or on the happening of any event requiring any shareholder to sell such shares.  The authority granted in this Article Fifth shall not limit the plenary authority of the directors to purchase, hold, sell, transfer or otherwise deal with shares of any class or series, securities or other obligations issued by the Corporation or authorized by these Articles of Incorporation.

SIXTH:  No holder of any shares of the Corporation shall have the right to vote cumulatively in the election of directors.

SEVENTH:

Section 1.                                            Notwithstanding any provision of the Ohio Revised Code now or hereafter in force requiring for any purpose the vote, consent, waiver or release of the holders of shares of the Corporation entitling them to exercise a designated proportion (but less than all) of the voting power of the Corporation or of any class or classes of shares of the Corporation, such action, unless otherwise expressly required by statute, these Articles of Incorporation or the Regulations of the Corporation, may be taken by the vote, consent, waiver or release of the holders of shares of the Corporation entitling them to exercise not less than a majority of the voting power of the Corporation or of such class or classes of shares of the Corporation.

Section 2.                                            These Articles of Incorporation may be amended at a meeting of shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise not less than a majority of the voting power of the Corporation on such proposal, unless otherwise expressly required by statute, and by the affirmative vote of shares of any particular class that is required by these Articles of Incorporation or by statute.

Section 3.                                            The Regulations of the Corporation may be amended, or new regulations may be adopted, at a meeting of shareholders held for such purpose, by the affirmative vote of the holders of shares entitling them to exercise not less than a majority of the voting power of the Corporation on such proposal, or without a meeting by the written consent of the holders of shares entitling them to exercise not less than a majority of the voting power of the Corporation on such proposal. In addition, unless a provision of the Ohio Revised Code reserves such authority to shareholders of the Corporation, the Regulations of the Corporation may be amended, or new regulations may be adopted, by the directors of the Corporation; provided, however, that the foregoing shall not divest shareholders of the Corporation of the power, or limit the shareholders’ power, to amend the Regulations of the Corporation or adopt new regulations.

EIGHTH:  At each meeting of the shareholders for the election of directors, a nominee shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that the nominees receiving the greatest number of votes shall be elected to the Board of Directors at any such meeting of the shareholders for which (A) the secretary of the Corporation receives a notice that a shareholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for shareholder nominees for directors set forth in Section 1.09 and Section 1.11 of Article I of the Regulations of the Corporation and (B) such nomination has not been withdrawn by such shareholder on or prior to the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to the shareholders.  Directors need not be shareholders.